Exhibit 10.37

EXHIBIT C:

SECURITY AGREEMENT

AMENDED NOVEMBER 13, 2019

This is an amendment executed on the date set forth on the signature page hereto, to the Security Agreement dated June 6, 2019, (the “Original Security Agreement”) by and between NutraLife BioSciences, Inc., a Florida corporation (“NutraLife”), PhytoChem Technologies, Inc. (“PhytoChem”), a Florida corporation (NutraLife and PhytoChem are collectively referred to herein as the “Company”), and Kahn Family Limited PT II (the “Purchaser”). The Company and the Purchaser are referred to herein collectively as the “Parties”, or individually as a “Party”.

NOW THEREFORE, the Parties hereby amend and replace the Original Security Agreement in its entirety with this agreement (the “Security Agreement”) in exchange for good and valuable consideration the receipt of which is hereby acknowledged as follows:

ARTICLE 1. RECITALS

The Recitals below are incorporated herein and made terms of this Security Agreement.

WHEREAS, the Company obtained certain rights to commercialize and monetize certain technology and phytoextractor equipment known as the Ennea Processor (“Ennea” or “Ennea Processor”) pursuant to an agreement by and between Owen J. Morgan (“Morgan”) and the Company dated February 4, 2019 (the “Morgan Agreement”) which will be manufactured in the future;

WHEREAS, the Ennea uses certain technologies to separate, process and/or extract bioactive compounds including cannabinoids from hemp and other plants to remove and/or modify, purify, dilute and extract bioactive ingredients and/or remove unwanted substances to produce finished products for a variety of applications;

WHEREAS, the Company requires capital to manufacture, purchase, monetize and commercialize the Ennea;

WHEREAS, the Company issued and sold a full recourse secured convertible promissory not, as amended (the “Note”) as attached as Exhibit B to the Investment Agreement in the principal amount of $1,000,000 (“Principal” or the “Principal Amount”);

WHEREAS, the Company’s present and future assets as set forth in the Note including the Ennea Processors (collectively the “Collateral”) shall serve as collateral for the Principal Amount pursuant to the terms of the Security Agreement (the “Security Agreement”) so long as any portion of the Principal Amount is outstanding; and

NOW, THEREFORE, under the terms hereof, the Purchaser desires to obtain and the Company desires to grant the Purchaser security for the Note under the terms hereof.

ARTICLE 1. DEFINITIONS.

ARTICLE 1.1 “Collateral Processors” shall mean the first four (4) of the Ennea Processors monetized and/or commercialized by the Company pursuant to the Morgan Agreement.

ARTICLE 1.2 “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State of Florida. Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC.

ARTICLE 2. GRANT OF SECURITY INTEREST.

ARTICLE 2.1 GRANT. To secure the Obligations, the Company, hereby assigns and grants to the Purchaser, as Purchaser, a continuing lien on and security interest in the Collateral including the Collateral Processors.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

ARTICLE 3.1 The Company represents, warrants and covenants to the Purchaser that: (a) the Company has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral including the Collateral Processors, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Purchaser created by this Security Agreement; (b) except as herein provided, the Company will not hereafter without the Purchaser’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral including the Collateral Processors or permit any right of setoff, lien or security interest to exist thereon except to the Purchaser; and (c) the Company will defend the Collateral including the Collateral Processors against all claims and demands of all persons at any time claiming the same or any interest therein.

ARTICLE 4. COMPANY’S COVENANTS.

ARTICLE 4.1 The Company covenants that it shall:

(a) from time to time and at all reasonable times allow the Purchaser, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at the Company’s expense, wherever located. The Company shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Purchaser may require to vest in and assure to the Purchaser its rights hereunder and in or to the Collateral, and the proceeds thereof.

(b) keep the Collateral in good order and repair at all times and immediately notify the Purchaser of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(c) only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations; and

(d) have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Purchaser may reasonably require, in such form, in the minimum amount of the outstanding principal of the Note and written by such companies as may be reasonably satisfactory to the Purchaser. Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of the Purchaser under which all losses thereunder shall be paid to the Purchaser as the Purchaser’s interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to the Purchaser and shall insure the Purchaser notwithstanding the act or neglect of the Company. Upon the Purchaser’s demand, the Company shall furnish the Purchaser with evidence of insurance as the Purchaser may require. In the event of failure to provide insurance as herein provided, the Purchaser may, at its option, obtain such insurance and the Company shall pay to the Purchaser, on demand, the cost thereof. Proceeds of insurance shall be applied by the Purchaser to reduce the Mortgage as defined in the Transaction Documents.

(e) If the Collateral is, at any time, in the possession of a bailee, Company shall promptly notify Purchaser thereof and, if requested by Purchaser, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Purchaser, that the bailee holds such Collateral for the benefit of Purchaser and shall act upon the instructions of Purchaser, without the further consent of Company.

ARTICLE 5. NO TRANSFER.

ARTICLE 5.1 NEGATIVE PLEDGE. The Company will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral or use any portion thereof in any manner inconsistent with this Security Agreement or with the terms and conditions of any policy of insurance thereon.

ARTICLE 6. FURTHER ASSURANCES.

ARTICLE 6.1 UCC FILINGS. The Company hereby irrevocably authorizes Purchaser at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Florida Uniform Commercial Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Florida Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to (i) whether the Company is an organization, the type of organization and (ii) any organization identification number issued to Company. Company agrees to furnish any such information to purchaser promptly upon request. company also ratifies its authorization for purchaser to have filed in any uniform commercial code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE 7. EVENTS OF DEFAULT.

ARTICLE 7. 1 TERMS OF DEFAULT. The Company shall, at the Purchaser’s option, be in default under this Security Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) a failure to pay any amount due under the Note or this Security Agreement within fifteen (15) days of the date the same is due; (b) the failure by the Company to perform any of its other obligations under this Security Agreement within thirty (30) days of notice from Purchaser of the same; (c) falsity, inaccuracy or material breach by the Company of any written warranty, representation or statement made or furnished to the Purchaser by or on behalf of the Company; (d) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against the Company or any lien against or the making of any levy, seizure or attachment of or on the Collateral; or (e) the failure of the Purchaser to have a perfected first priority security interest in the Collateral.

ARTICLE 8. REMEDIES.

ARTICLE 8.1 REMEDIES UPON DEFAULT. Upon the occurrence of any such Event of Default and at any time thereafter, the Purchaser may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Purchaser’s remedies include, but are not limited to, to the extent permitted by law, the right to (a) peaceably by its own means or with judicial assistance enter the Company’s premises and take possession of the Collateral without prior notice to the Company or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Company’s premises, and (d) require the Company to assemble the Collateral and make it available to the Purchaser at a place designated by the Purchaser. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Purchaser will give the Company reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Company at least fifteen (15) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Purchaser’s reasonable attorney’s fees and legal expenses, incurred or expended by the Purchaser to enforce any payment due it under this Security Agreement either as against the Company, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Security Agreement and the Collateral pledged hereunder. The Company waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

ARTICLE 9. PAYMENT OF EXPENSES.

ARTICLE 9.1 EXPENSES. At its option, the Purchaser may, but is not required to: discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral; pay for required insurance on the Collateral; and pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Purchaser to be necessary. The Company will reimburse the Purchaser on demand for any payment so made or any expense incurred by the Purchaser pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Purchaser.

ARTICLE 10. MISCELLANEOUS

ARTICLE 10.1 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as any party may give to the other in writing for such purpose.

ARTICLE 10.2 PRESERVATION OF RIGHTS. No delay or omission on the Purchaser’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Purchaser’s action or inaction impair any such right or power. The Purchaser’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Purchaser may have under other agreements, at law or in equity.

ARTICLE 10.3 ILLEGALITY. In case any one or more of the provisions contained in this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

ARTICLE 10.4 CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Company therefrom will be effective unless made in a writing signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case will entitle the Company to any other or further notice or demand in the same, similar or other circumstance.

ARTICLE 10.5 ENTIRE AGREEMENT. This Security Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

ARTICLE 10.6 COUNTERPARTS. This Security Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Security Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

ARTICLE 10.7 SUCCESSORS AND ASSIGNS. This Security Agreement will be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Company may not assign this Security Agreement in whole or in part without the Purchaser’s prior written consent and the Purchaser at any time may assign this Security Agreement in whole or in part.

ARTICLE 10.8 INTERPRETATION. In this Security Agreement, unless the Purchaser and the Company otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Security Agreement unless otherwise indicated. Article headings in this Security Agreement are included for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose.

ARTICLE 10.9 WAIVER OF CONFLICTS. The Company and the Purchaser each acknowledge that the Pledgor, Brenda Hamilton and her law firm, Hamilton & Associates Law Group, P.A has in the past performed, and may continue to perform, legal and/or consulting services for the Company in connection with the Transaction Documents and the matters and transactions described in this Security Agreement as well as in matters unrelated to the Transaction Documents. Accordingly, the Company and Purchaser each hereby acknowledges that they have been advised by Brenda Hamilton & Hamilton & Associates Law Group, P.A. to seek the advice of independent legal counsel in connection with the Transaction Documents including with respect to the Pledge Agreement, Mortgage and Pledgor Royal Agreement in which Brenda Hamilton is a Party and the transactions contemplated thereby. Additionally, the Company and Purchaser each acknowledge that they have had an opportunity to ask for information relevant to this disclosure and has consulted with independent legal counsel or has had the opportunity to do so and gives its informed consent to Brenda Hamilton & Hamilton & Associates Law Group, P.A. representation of and/or performance of services for the Company in the connection with the Transaction Documents and transactions contemplated thereby.

10.10 GOVERNING LAW AND JURISDICTION. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflict law applicable to contracts made and to be performed with such state. Each of the parties hereto accepts for itself to the jurisdiction of Palm Beach County Florida and irrevocably consents to such jurisdiction in any proceedings and waives any objection to venue laid therein. Any controversy or claim arising out of or relating of this Security Agreement shall be settled by binding arbitration administered by the American Arbitration Association and judgment on the award entered in any court having jurisdiction. The arbitration proceedings shall be conducted before a panel of three neutral arbitrators in Palm Beach County, Florida all of whom shall be members of the bar of the state of Florida, actively engaged in the practice of law for at least ten (10) years. Either Party hereto may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy otherwise resolved. Either Party may, without waiving any remedy under this Security Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the arbitral tribunal’s determination of the merits of the controversy. Each party shall bear its own costs, expenses and attorney fees and an equal share of the arbitrators’ and administrative fees of arbitration. Except as may be required by law, neither a party nor an arbitrator may disclose the existence content or results of any arbitration hereunder without the prior written consent of the Parties. All documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for the inspection only of the Parties to this Security Agreement and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. In consideration for and as a material condition of this Security Agreement, each Party agrees that final and binding arbitration is the exclusive means for resolving any claim or controversy arising out of or related to this Security Agreement. This Agreement is a waiver of all rights the Parties may have to a civil court action. Accordingly, only an arbitrator, not a judge or jury, will decide the dispute, although the arbitrator has the authority to award any type of relief that could otherwise be awarded by a judge or jury.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Security Agreement on November 13, 2019.

NUTRALIFE BIOSCIENCES, INC.		KAHN FAMILY LIMITED PT II

By:		By:
	Edgar Ward, Chief Executive Officer		(Signature)

PHYTOCHEM TECHNOLOGIES, INC.			(Print Name)

By:
	Edgar Ward, Chief Executive Officer		(Print Title)

	Address for Notice:	Address for Notice:

NutraLife Biosciences, Inc.
Attn: Edgar Ward, Chief Executive Officer
6601 Lyons Rd. L-6
	Coconut Creek, Fl. 33073	Phone:
	edgar@NutraFuels.com	Email: